UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2025

CHEWY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 West Sunrise Boulevard, Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)

(786) 320-7111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	CHWY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Principal Financial Officer

As previously reported, David Reeder notified Chewy, Inc. (the “Company”) that he would be resigning from his position as the Company’s Chief Financial Officer and principal financial officer, effective as of a date to be determined, to return to the semiconductor industry as a Chief Executive Officer. Mr. Reeder notified the Company that his resignation will be effective as of July 3, 2025. On July 3, 2025, the Board of Directors of the Company approved the appointment of William Billings as the Company’s principal financial officer on an interim basis, effective as of the same date. Mr. Billings will also continue to serve as the Company’s Chief Accounting Officer and principal accounting officer.

Mr. Billings, age 49, serves as the Company’s Chief Accounting Officer and principal accounting officer, a position he has held since August 2024. Previously, Mr. Billings served as the Vice President of Finance and Chief Accounting Officer of GlobalFoundries, Inc., a semiconductor manufacturer, from November 2021 until July 2024, where he was responsible for overseeing global finance and accounting operations. Prior to that, Mr. Billings was Vice President of Accounting and Chief Accounting Officer at Coursera, Inc., an online course provider, from August 2021 to November 2021. Mr. Billings previously served as the Global Corporate Controller of Airbnb, Inc., an online marketplace for lodging and tourism activities, from July 2019 to August 2021 and the Vice President of Finance and Global Controller at World Fuel Services Corporation, an energy, commodities and services company, from November 2015 to July 2019. Mr. Billings also served in controllership roles for both General Electric Company from November 2013 to October 2015 and McDermott International Ltd. from June 2010 to November 2013. Mr. Billings has served as a director of Knightscope, Inc. since February 2024, and of Sucro Sourcing LLC since May 2024. Mr. Billings is a certified public accountant and holds a Bachelor of Science degree in accounting from Southern University A&M and a Master of Business Administration degree from Rice University.

Mr. Billings’ appointment as interim principal financial officer was not pursuant to any arrangement or understanding between him and any other person. There are no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

Date: July 9, 2025	By:	/s/ Da-Wai Hu
Da-Wai Hu
General Counsel and Secretary